THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-B

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENTS DATED FEBRUARY 1, 1996
CUSIP #126691


                           Distribution Date 06/25/96

                                                                                    SINGLE                 TOTAL
4.06(i)  Reduction of the Stated Amount of Certificates                           CERTIFICATE             AMOUNT
              Class A-1 Certificates.                      RH9                    $6.08981613           $571,431.81
              Class A-2 Certificates.                      RJ5                    $0.00000000                 $0.00
              Class A-3 Certificates.                      RK2                    $2.93068150            $36,255.46
              Class X Certificates.                        RM8                            N/A                   N/A
              Class A-R Certificates.                      RN6                    $0.00000000                 $0.00
              Class B-1 Certificates.                      RP1                    $2.93068150            $10,612.18
              Class B-2 Certificates.                      RQ9                    $2.93068150             $4,421.75
              Class B-3 Certificates.                      RR7                    $2.93068150             $2,652.94
              Class B-4 Certificates.                                             $2.93068150             $1,238.04
              Class B-5 Certificates.                                             $2.93068150               $884.31
              Class B-6 Certificates.                                             $2.93068150             $1,415.15

                                                     Total Amount                                        628,911.64

         Aggregate amount of any Principal Prepayments                                                   283,575.23

4.06(ii) Amount of distribution representing interest.                              SINGLE                 TOTAL
                                                                                  CERTIFICATE             AMOUNT
              Class A-1 Certificates.                                             $5.30608502           $497,891.18
              Class A-2 Certificates.                                             $5.52083333            $40,026.04
              Class A-3 Certificates.                                             $5.47656084            $67,750.53
              Class X Certificates.                                               $1.21754693           $146,954.54
              Class A-R Certificates.                                             $0.00000000                 $0.00
              Class B-1 Certificates.                                             $5.47656084            $19,830.97
              Class B-2 Certificates.                                             $5.47656084             $8,262.91
              Class B-3 Certificates.                                             $5.47656084             $4,957.54
              Class B-4 Certificates.                                             $5.47656084             $2,313.52
              Class B-5 Certificates.                                             $5.47656084             $1,652.51
              Class B-6 Certificates.                                             $5.47656084             $2,644.50

                                                     Total Amount                                        792,284.26

4.06(iii)  Amount of interest shortfall                                    0.00

4.06(iv) Stated Amount of Certificates after this Distribution

                                                    ORIGINAL                     SINGLE                   TOTAL
                                                    BALANCE                    CERTIFICATE               AMOUNT
              Class A-1 Certificates.            93,834,000.00               $955.01237689           $89,612,631.37
              Class A-2 Certificates.             7,250,000.00             $1,000.00000000            $7,250,000.00
              Class A-3 Certificates.            12,371,000.00               $989.05015069           $12,235,539.41
              Class X Certificates.             120,697,228.67               $963.24497688          $116,260,999.24
              Class A-R Certificates.                   100.00                 $0.00000000                    $0.00
              Class B-1 Certificates.             3,621,063.00               $989.05015069            $3,581,412.91
              Class B-2 Certificates.             1,508,778.00               $989.05015069            $1,492,257.11
              Class B-3 Certificates.               905,229.00               $989.05015069              $895,316.88
              Class B-4 Certificates.               422,440.00               $989.05015069              $417,814.35
              Class B-5 Certificates.               301,743.00               $989.05015069              $298,438.96
              Class B-6 Certificates.               482,875.67               $989.05015069              $477,588.25

                                                                                 Total              $116,260,999.24

4.06(v)   The Pool Stated Principal Balance for the following
          Distribution Date                                     $116,260,999.24


4.06(vi)     Senior Percentage for this Distribution Date        93.8540009392%
             Subordinated Percentage for this Distribution Date   6.1459990608%


4.06(vii)  Amount of the Master Servicing Fees paid to or retained by the
           Master Servicer  with respect to such Distribution Date   36,599.03

4.06(viii) Pass-Through Rate and for each Class of Certificates
              Class A-1 Certificates.                         6.62500000%
              Class A-2 Certificates.                         6.62500000%
              Class A-3 Certificates.                         6.62500000%
              Class X Certificates.                           1.50864559%
              Class A-R Certificates.                         6.62500000%
              Class B-1 Certificates.                         6.62500000%
              Class B-2 Certificates.                         6.62500000%
              Class B-3 Certificates.                         6.62500000%
              Class B-4 Certificates.                         6.62500000%
              Class B-5 Certificates.                         6.62500000%
              Class B-6 Certificates.                         6.62500000%


4.06(ix) Amount of Advances included in the distribution on such
         Distribution Date                        17,511.04
         Aggregate amount of Advances outstanding as of the close
         of business on such Distribution Date.   24,903.58


4.06(x)  The number and aggregate principal amounts of Mortgage Loans delinquent
                     30 to 59 days          9       $1,257,948.56
                     60 to 89 days          3         $150,182.65
                     90 or more             1         $293,897.65

         The number and aggregate principal amounts of Mortgage Loans in foreclosure

                             In foreclosure         0               $0.00

4.06(xi) The aggregate dollar amount of Scheduled  Payments for each of Mortgage
         Loan for the preceding 12 calender months or all calender months since cut-off date
         (a) All outsanding Mortgage loans on each Due Date          0.00
         (b) Delinquent 60 days or more on each of the Due Dates     0.00

4.06(xii)Loan number and Stated Principal Balance of any Mortgage loan that became an REO Property during the preceding calendar month. $0.00

4.06(xiii) Total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such
           Distribution Date.                               0        $0.00

4.06(xiv) Senior Prepayment Percentage                       100.0000000000%

4.06(xv) Aggregate amount of Realized Losses incurred during the preceding
         calendar month.                                                0.00
         Aggregate amount of Realized Losses through Distribution Date  0.00

4.06(xvi)Special Hazard Loss Coverage Amount                    2,174,593.06
         Required Fraud Loss Coverage                           2,413,945.00
         Current Bankruptcy Amount                                 75,000.00